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                                                                 Exhibit 10 (46)


                 EIGHTH AMENDMENT TO THE AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT


          THIS EIGHTH AMENDMENT TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated April 14, 1999 (this "Amendment") is between TOWER AIR, INC., a Delaware corporation ("Borrower"), the financial institutions listed on the signature page hereof (collectively, the "Lenders") and HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, "Heller"), for itself as a Lender and as Agent ("Agent").


                                 WITNESSETH:
                                 ----------

          WHEREAS, Agent, Lenders and Borrower are parties to a certain Amended and Restated Loan and Security Agreement dated as of September 1, 1997 and all amendments thereto (collectively, the "Loan Agreement"); and

          WHEREAS, the parties desire to amend the Loan Agreement subject to the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual conditions and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  Definitions.  Capitalized terms used in this Amendment,
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unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

          SECTION 2.  Amendment of the Loan Agreement.  The Loan Agreement is
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hereby amended as follows:

          (a) Section 2.1 is amended by deleting subsection 2.1(A) in its entirety and inserting the following in lieu thereof:

          2.1  Revolving Loan.  Subject to the terms and conditions of this
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Agreement and in reliance upon the representations and warranties of the
Borrower and the other Loan Parties set forth herein and in the other Loan Documents, each Lender severally agrees to lend to Borrower, from time to time, its Pro Rata Share of each Revolving Advance. From and after the Closing Date through the Termination Date, the aggregate amount of all Revolving Loan
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Commitments shall not exceed the following amounts during the following periods:
(i) from and after April 14, 1999, to and including May 30, 1999, Twenty Million Dollars ($20,000,000); (ii) on and after May 31, 1999, to and including June 29, 1999, Nineteen Million Dollars ($19,000,000); (iii) on and after June 30, 1999, to and including July 30, 1999, Eighteen Million Dollars ($18,000,000); (iii) on and after July 31, 1999, to and including August 30, 1999, Sixteen Million Dollars ($16,000,000); and (iv) on and after August 31, 1999, Fifteen Million Dollars ($15,000,000), each as reduced by subsection 2.4(B). Amounts borrowed under this subsection 2.1(A) may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan commitment pursuant to subsection 8.3 or (ii) the Termination Date. Except as otherwise provided herein no Lender shall have any obligation to make an advance under this subsection 2.1(A) to the extent such advance would cause the Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

          (b) Section 5 is amended by deleting subsection 5.16 in its entirety and inserting the following in lieu thereof:

          5.16  Suppressed Availability.  Borrower shall maintain, at all times,
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Suppressed Availability in an amount of Seven Million Dollars ($7,000,000), plus an additional Five Hundred Thousand Dollars ($500,000) of Suppressed
Availability for each additional One Million Dollars ($1,000,000) borrowed above Fifteen Million Dollars ($15,000,000).

          SECTION 3.  Conditions Precedent to Effectiveness.  The parties hereto
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agree that this Amendment shall not become effective unless and until the following conditions have been met:
          (a) Fee.  Agent shall have received Three Hundred Thousand Dollars
              ---
($300,000) in immediately available funds as an amendment fee, which shall be due, fully earned and payable upon the execution hereof and which Agent shall charge to the Revolving Loan on the date hereof.

          (b) Secretary's Certificate.  Agent shall have received a certificate
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of the secretary of Borrower, which certificate shall be in form and substance satisfactory to Agent, having attached thereto duly authorized resolutions of the Board of Directors of the Borrower with respect to the transactions contemplated hereby.

          (c) No Default.  No event shall have occurred and be continuing that
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constitutes or would constitute, with the giving of notice or the passage of time or both, an Event of Default.

          (d) There shall have occurred no material adverse change in the business operations, financial condition, profits or prospects of Borrower, or in the Collateral;
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          (e) Borrower shall have executed and delivered such other documents and instruments as Lender may require.

          (f) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel.

          SECTION 4.  Expenses.  Whether or not the transaction contemplated by
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this Amendment shall be consummated, Borrower agrees to promptly pay all reasonable fees, costs and expenses incurred by Agent and each of the Lenders in connection with any matters contemplated by or arising out of this Amendment or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the
Collateral: (a) fees, costs and expenses (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangement evidenced by this Amendment and the other Loan Documents; and (b) fees, costs and expenses (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the review, negotiation, preparation, documentation, execution, syndication, and administration of this Amendment and the other Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements.

          SECTION 5.  Waiver.  Pursuant to Section 5.9 of the Loan Agreement,
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failure by Borrower to pay in a timely manner all taxes due is an Event of
Default. Borrower has advised Agent that Borrower has failed to pay certain excise taxes for the periods December 31, 1998, January 31, 1999 and February 28, 1999. Borrower has requested a waiver from Agent and Agent hereby waives its rights under the Loan Agreement in connection with the occurrence of such Event of Default. The continued effectiveness of this waiver is specifically conditioned upon (a) Borrower's payment of all excise taxes which are due in full on or by April 15, 1999 and (b) Borrower providing proof thereof in form reasonably acceptable to Agent no later than April 20, 1999.

          SECTION 6.  Corporate Action.  The execution, deliver, and performance
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of the Amendment has been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower.

          SECTION 7.  Ratification; References to Loan Agreement.  The terms and
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provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Loan Agreement. Except as amended hereby, the Loan Agreement continues and shall remain in full force and effect in all respects. From and after the date of this Amendment, each and every reference in the Loan Agreement to "this Loan Agreement," "this Agreement,"
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"herein," "hereof" or similar words and phrases or any word or phrase referring to a section or provision of the Loan Agreement is deemed for all purposes to be a reference to the Loan Agreement or such section or provision as amended pursuant to this Amendment.

          SECTION 8.  Severability; Headings; Amendment.  Any provision of this
                      ---------------------------------
Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Borrower, Agent and Requisite Lenders. The section headings in this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

          SECTION 9.  Counterparts; Effectiveness.  This Amendment may be
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executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

          SECTION 10.  References.  Any reference to the Agreement contained in
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any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.
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     IN WITNESS WHEREOF, each of the parties hereto has caused this Fourth
Amendment to Loan and Security Agreement to be duly executed on the date first above written.

                          TOWER AIR, INC.,
                          Borrower

                          By: /s/ Morris K. Nachtomi
                              -------------------------------------------
                          Chairman, President and Chief Executive officer


                          HELLER FINANCIAL, INC.,
                          Agent and Lender


                          By: /s/ Anthony Vizgirda,
                              --------------------
                          Anthony Vizgirda, Vice President